EXHIBIT 10o1



                          ACCO WORLD CORPORATION
                       SUPPLEMENTAL RETIREMENT PLAN


          Section 1. Purpose. This ACCO World Corporation Supplemental Retirement Plan is an unfunded excess benefit plan established by ACCO World Corporation pursuant to Section 4(5) of ERISA as well as an unfunded plan established for the purpose of providing deferred compensation for a select group of management or highly compensated employees as referred to in Sections 201(a)(2), 301(a)(3) and 401(a)(1) of ERISA in order to induce employees of outstanding ability to join or continue in the employ of the Company and to increase their efforts for its welfare by providing them with supplemental retirement and profit-sharing benefits notwithstanding the limitations imposed by the Internal Revenue Code on retirement and profit-sharing benefits from tax qualified plans.

          Section 2. Definitions. As used in this Plan, the following words shall have the following meanings:

          (a) "Affiliated Employment" means employment by any corporation which, at the time of such employment, is or was an affiliate of the Company, or thereafter becomes or became an affiliate of the Company. "Affiliated Plan" means a defined benefit pension plan by which an employee of the Company had been covered during Affiliated Employment.

          (b) "Allocation" means the Company contribution allocated to the accounts of a Profit-Sharing Plan participant under the Profit-Sharing Plan for a Plan Year.

          (c) "Committee" means the Administrative Committee administering the Retirement Plan.

          (d) "Company" means ACCO World Corporation, a Delaware corporation, and its successors and assigns, and ACCO USA, Inc., and its successors and assigns.

          (e) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (f) "Executive Participant" means an employee of the Company who is within the category of a select group of management or highly compensated employees as referred to in Sections 201(a)(2), 301(a)(3) and 401(a)(1) of ERISA and who either holds or held the office of a Vice President of the Company or any office senior thereto or, during the current Plan Year or the prior Plan Year, was covered under the Management Incentive Plan covering executives of the Company.

          (g) "415 Limitations" means the Retirement Plan and Profit-Sharing Plan provisions adopted pursuant to Section 415 of the Internal Revenue Code to limit (i) annual Retirement Plan benefits pursuant to
Section 415(b) thereof, (ii) annual additions to the Profit-Sharing Plan pursuant to Section 415(c) thereof and (iii) the aggregate of annual Retirement Plan benefits and additions to the Profit-Sharing Plan pursuant to Section 415(e) thereof.
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          (h)  "401(a)(17) Limitations" means the Retirement Plan and
Profit-Sharing Plan provisions adopted pursuant to Section 401(a)(17) of the Internal Revenue Code to limit compensation considered for purposes of computing Retirement Plan benefits and Profit-Sharing Plan contributions to $150,000, effective as of January 1, 1994 (or such greater amount permitted for such year in accordance with regulations promulgated by the Secretary of the Treasury or his delegate).

          (i) "402(g) Limitations" means the Profit-Sharing Plan provisions adopted pursuant to Section 402(g) of the Internal Revenue Code to limit Employee Salary Reduction Contributions and Cash Option Contributions (as such terms are defined in the Profit-Sharing Plan) to $7,000 annually (or such greater amount permitted in accordance with regulations promulgated by the Secretary of the Treasury or his delegate).

          (j) "Grantor Trust" means a trust for the benefit of an Executive Participant established pursuant to Section 6 to provide for the payment of benefits under this Plan.

          (k) "Highly Compensated Employee" means an employee or former employee of the Company who comes within the definition of a highly compensated employee set forth in Section 414(q) of the Internal Revenue Code (or any successor provision) for any Plan Year.

          (l) "Highest Three-Year Average Earnings" means the total compensation of an employee paid in the three consecutive Plan Years within such employee's period of service considered for purposes of computing his benefits hereunder that provide the highest aggregate of compensation divided by three.

          (m) "Normal Retirement Date" means the last day of the calendar month in which a person's 65th birthday occurs.

          (n)  "Plan Year" means the calendar year.

          (o) "Profit-Sharing Plan" means the ACCO World Corporation Profit-Sharing Plan as amended from time to time.

          (p) "Retirement Plan" means the ACCO World Corporation Pension Plan for Salaried and Certain Hourly Paid Employees as amended from time to time.

          (q) "Surviving Spouse" means the surviving husband or wife of an employee of the Company who has been married to the employee throughout the one-year period ending on the date of the death of such employee.

          (r) "Segregated Account" means an account established with a bank or other financial institution approved by the Company, or other form of segregated account approved by the Company, established pursuant to
Section 6 by or for the benefit of an Executive Participant to provide for the payment of benefits under this Plan.

          (s) "Tax Deferred Contributions" means salary reduction contributions elected to be made to the Profit-Sharing Plan pursuant to
Section 401(k) of the Internal Revenue Code.

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          Section 3.  Retirement Benefits.

          (a) Each person who is a Highly Compensated Employee or Executive Participant at the date of termination of employment or during the prior Plan Year and to whom benefits become payable under the Retirement Plan shall be paid a supplemental annual retirement benefit under this Plan equal in amount to the difference between (i) the benefit paid under the Retirement Plan and the Affiliated Plans and (ii) the benefit that would be payable if the 401(a)(17) Limitations and the 415 Limitations were not contained therein; provided, however, that the aggregate annual retirement benefits payable under this Plan, the Retirement Plan and the Affiliated Plans shall not exceed the lesser of $225,000 or the Highly Compensated Employee's or Executive Participant's Highest Three-Year Average Earnings. If such a Highly Compensated Employee's or Executive Participant's Surviving Spouse is entitled to a pre-retirement spouse's benefit under the Retirement Plan, subject to
Section 6, the Surviving Spouse shall be paid a benefit hereunder equal to the difference between (i) the spouse's benefit payable under the Retirement Plan and the Affiliated Plans and (ii) the spouse's benefit that would be payable if the 401(a)(17) Limitations and the 415 Limitations were not contained therein.

          (b) Subject to Section 6, the supplemental retirement benefits provided by this Plan shall be paid to the Executive Participant or Highly Compensated Employee (or to any beneficiary designated by him in accordance with the Retirement Plan, or to his Surviving Spouse if eligible for a spouse's benefit under the Retirement Plan) concurrently with and in the same manner as the payment of the benefits payable under the Retirement Plan. In the event the supplemental retirement benefit commences prior to Normal Retirement Date or is payable in a form other than an annuity for the life of the former employee only, the supplemental retirement benefit shall be adjusted to the same extent as under the Retirement Plan. The Committee shall, however, direct that the supplemental retirement benefit payable with respect to a former employee be paid as an actuarially equivalent single sum payment if such supplemental retirement benefit has a present value of less than $3,500. In determining actuarial equivalency of a single sum payment in cash, there shall be used 120% of the applicable monthly immediate annuity purchase interest rate which would be used by the Pension Benefit Guaranty Corporation for the purpose of determining the present value of a single sum distribution on plan termination and the mortality table used at the time under the Retirement Plan for funding purposes.

          Section 4.  Supplemental Profit-Sharing Benefits.

          (a) In the event that the Allocation under the Profit-Sharing Plan is limited by the 401(a)(17) Limitations and the 415 Limitations for 1989 or any subsequent Plan Year for a Highly Compensated Employee or Executive Participant, the Highly Compensated Employee or Executive Participant shall receive a supplemental profit-sharing award under this Plan for such Plan Year equal to the difference between (i) the Allocation actually made to the Highly Compensated Employee or Executive Participant and (ii) the Allocation that would have been made to the Profit-Sharing Plan for such Plan Year if the 401(a)(17) Limitations and the 415 Limitations were not contained therein.

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          (b)  In the event that, in addition to the limitations specified in (a) of this Section 4, all or any part of the Cash Option Contribution (as such term is defined in the Profit-Sharing Plan) cannot be maintained in the Profit-Sharing Plan for any Plan Year as a result of the 402(g) Limitations for any eligible Executive Participant as described in the next sentence, the Executive Participant shall receive a supplemental profit-sharing award under this Plan equal to the Cash Option Contribution or part thereof which would have been allocated to the respective Executive Participant under the Profit-Sharing Plan for such Plan Year but for the 402(g) Limitation. In order to be eligible for the benefit described in this paragraph (c) for any Plan Year, the Executive Participant must has a base salary rate and target bonus salary rate and target bonus at the beginning of such Plan Year projected to provide earnings of at least three times the Social Security wage base for the Plan Year.

          (c) Except as provided in Section 6, the award for any Plan Year shall be made as of the first day of the following year and shall be deemed to be thereafter invested in an interest bearing investment selected by the Committee. The amount of a Highly Compensated Employee's or Executive Participant's supplemental profit-sharing benefits under this Plan shall be the aggregate amount of such awards together with any deemed investment gain thereon and less any deemed investment loss.

          (d) Supplemental profit-sharing awards and deemed investment gain thereon shall be fully vested and nonforfeitable.

          (e) Supplemental profit-sharing plan benefits shall be paid by a single sum payment as soon as practicable following termination of employment, subject to Section 6.

          (f) Subject to Section 6, a Highly Compensated Employee or Executive Participant may designate a beneficiary to receive the unpaid portion of his supplemental profit-sharing benefits in the event of his death. The designation shall be made in a writing filed with the Committee on a form approved by it signed by the Highly Compensated Employee or Executive Participant. If no effective designation of beneficiary shall be on file with the Committee when supplemental profit-sharing benefits would otherwise be distributable to a beneficiary, then such benefits shall be distributed to the spouse of the Highly Compensated Employee or Executive Participant or, if there is no spouse, to the executor of the will or the administrator of his estate or, if no such executor or administrator shall be appointed within six months after his death, the Committee shall direct that distribution be made, in such shares as the Committee shall determine, to the child, parent or other blood relative of such Highly Compensated Employee or Executive participant or to such other person or persons as the Committee may determine.

          Section 5. Funding. Benefits under this Plan shall not initially be funded in order that the Plan may be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. The Company may, however, segregate assets which are intended to be a source for payment of benefits hereunder for Executive Participants. In the event benefits hereafter determined to be taxable for Executive Participants prior to actual receipt thereof and subject to Section 6, a payment shall be made to such Executive Participants in an amount sufficient to pay such taxes

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notwithstanding that an Executive Participant may not then have terminated service or that the payment is being made prior to the date that benefits would otherwise be paid under the Retirement Plan. Amounts so paid shall then be used as an offset to the supplemental retirement benefits, if any, thereafter payable which shall also be paid in an actuarially equivalent lump sum promptly upon the later of termination of service or attainment of age 55. In determining actuarial equivalence of a single sum payment in cash, there shall be used the interest rate which would be used by the Pension Benefit Guaranty Corporation for the month preceding the month for which the determination is required for the purpose of determining the present value of a single sum distribution on plan termination and the UP-1984 unisex mortality table.

          Section 6. Grantor Trusts and Segregated Accounts. Notwithstanding Section 5 of this Plan, the Company may provide for the establishment of Grantor Trusts and Segregated Accounts by or for the benefit of individual Executive Participants to provide for the payment of benefits (other than supplemental tax deferred amounts and related Company matching awards pursuant to Section 7) under this Plan, consistent with the following provisions:

          (a) The Trustee of the Grantor Trusts shall be a bank or trust company approved by the Company and established under the laws of the United States or a state within the United States and having either total assets of at least $15 billion or trust assets of at least $25 billion. Each Grantor Trust shall be established pursuant to a trust agreement having terms and provisions approved by the Company and consistent with this Section. The Grantor Trust shall be solely for the purpose of providing benefits under the Plan with respect to the Executive Participant, and neither the Company nor any creditors of the Company shall have any interest in the assets of the Grantor Trust. The Company shall be the administrator of the Grantor Trust, and shall have such powers as are granted by the trust agreement.

          (b) The Company shall pay the fees and expenses of the Trustee and all the expenses for the management and administration of each Grantor Trust and Segregated Account for all periods prior to the Executive Participant's termination of employment, and for a period of sixty (60) days thereafter and for any further period as may be authorized by the Company, and shall indemnify the Executive Participant against any liability or cost in respect thereof, including any tax liabilities or costs.

          (c) Each Segregated Account shall be a savings or other type of account approved by the Company established with a bank or trust company approved by the Company and established under the laws of the United States or a state within the United States and having either total assets of at least $15 billion or trust assets of at least $25 billion, or other form of segregated account with such a bank or trust company or other financial institution approved by the Company, in each case with such terms and provisions as are approved by the Company and consistent with this Section.

          (d) The Company may from time to time make contributions to either the Grantor Trust, or Segregated Account if directed by an Executive Participant, in amounts which when added to the existing balances in the Executive Participant's Grantor Trust and Segregated Account will be

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approximately equal to the present value of the after tax equivalent of the
Executive Participant's accrued benefits under Sections 3 and 4.

          (e) Unless the Grantor Trust has previously been terminated as a result of the Executive Participant's actual or deemed withdrawal of all amounts in his Grantor Trust and Segregated Account, as provided in paragraph (l) of this Section 6, as promptly as practicable after the Executive Participant's termination of employment, whether by retirement, death or otherwise, the Company may make a final contribution to the Executive Participant's Grantor Trust, or Segregated Account if directed by the Executive Participant, in an amount which when added to the existing balances in the Executive Participant's Grantor Trust and Segregated Account, except for any balances which are attributable to amounts deemed withdrawn previously and the income earned thereon, will be equal to (i) the sum of the present value of the after tax equivalent of (A) if the termination of employment is not by reason of the death of the Executive Participant, the Executive Participant's benefit under Section 3, or if the termination of employment is by reason of the death of the Executive Participant, the Executive Participant's benefit under Section 3 immediately prior to his death and (B) the Executive Participant's supplemental profit-sharing benefit under Section 4, offset by (ii) any amounts previously actually withdrawn by the Executive Participant from his Grantor Trust or Segregated Account and income which would have been earned thereon, calculated as provided in paragraph (k) of this Section 6. If prior to the Executive Participant's termination of employment his Grantor Trust has previously been terminated as a result of the Executive Participant's actual or deemed withdrawal of all amounts in his Grantor Trust and Segregated Account, as promptly as practicable following such termination of employment the Company may make a final payment to the Executive Participant, or in the event of the death of the Executive Participant his personal representative, in an amount equal to (i) the sum of the present value of the after tax equivalent of (A) if the termination of employment is not by reason of the death of the Executive Participant, the Executive Participant's benefit under Section 3, or if the termination of employment is by reason of the death of the Executive Participant, the Executive Participant's benefit under Section 3 immediately prior to his death and (B) the Executive Participant's supplemental profit-sharing benefit under Section 4, offset by (ii) the amounts previously withdrawn or deemed withdrawn by the Executive Participant from his Grantor Trust and Segregated Account and income which would have been earned thereon, calculated as provided in paragraph (k) of this Section 6.

          (f) Amounts in a Grantor Trust or Segregated Account shall be invested separately as to amounts representing the Executive Participant's supplemental retirement benefit under Section 3 and the Executive Participant's supplemental profit-sharing benefit under Section 4. Supplemental retirement benefit amounts invested in a Grantor Trust shall be invested solely in the Chase Manhattan Fixed Income Fund to the extent practicable and otherwise in the Chase Manhattan Personal Trust Market Rate Account. Supplemental profit-sharing benefit amounts invested in a Grantor Trust shall be invested in one or more of (i) the Vista U.S. Government Income Fund, (ii) the Vista Balanced Fund, (iii) the Chase Manhattan Personal Trust Market Rate Account or (iv) the Chase Manhattan Equity Income Fund, in such portions as are elected by the Executive Participant on a written election form approved by and filed with the Committee, all to the extent practicable and otherwise in the Chase Manhattan Personal Trust

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Market Rate Account.  The Executive Participant may change such election at any time by filing a new written election form with the Committee. The Committee shall promptly notify the Trustee as to any such elections or changes therein. Supplemental retirement benefit amounts and supplemental profit-sharing benefit amounts invested in a Segregated Account shall be invested solely in the Chase Manhattan Personal Trust Market Rate Account. In lieu of the calculation of investment gain or loss on supplemental profit-sharing awards prescribed by Section 4(c), an Executive
Participant's profit-sharing benefit under Section 4 shall include the actual investment gain or loss on supplemental profit-sharing benefit amounts invested in accordance with this paragraph (f) (and not deemed withdrawn pursuant to paragraph (j) of this Section 6).

          (g) The Executive Participant may designate a beneficiary to receive amounts held in his Grantor Trust in the event of his death. The designation shall be made in a writing filed with the Committee on a form approved by it and signed by the Executive Participant. The Committee shall notify the Trustee as to any such designation or changes therein.
The provisions of Section 3(a) and (b) and Section 4(f), providing for the payment of benefits to the Surviving Spouse of the Executive Participant, or other person designated by the Executive Participant or the Committee, in the event of the death of the Executive Participant, shall not apply to amounts in the Executive Participant's Grantor Trust or Segregated Account.

          (h) The Company shall make payments to the Executive Participant (or his beneficiary) from time to time in the approximate amounts required to compensate the Executive Participant (or his beneficiary) for additional federal, state and local taxes on income resulting from the inclusion in the Executive Participant's or beneficiary's taxable income of contributions to the Executive Participant's Grantor Trust and Segregated Account, the final payment pursuant to paragraph (e) of this Section 6 if the Grantor Trust has been terminated prior to the Executive Participant's termination of employment, and the income of the Grantor Trust and Segregated Account for periods prior to termination of employment (including amounts paid by the Company pursuant to paragraphs (b) and (e) of this Section 6).

          (i) An Executive Participant may elect to transfer all or any portion of the funds in his Grantor Trust to his Segregated Account, or to transfer all or any portion of the funds in his Segregated Account to his Grantor Trust, upon written notice of not less than sixty (60) days to the Company and the Trustee and the financial institution with which the Segregated Account is established.

          (j) An Executive Participant may withdraw all or any portion of the funds in his Grantor Trust or Segregated Account at any time upon not less than sixty (60) days written notice to the Company and to the Trustee, or the financial institution with which the Segregated Account is established, as the case may be. In the event of any such withdrawal, subject to the last sentence of this paragraph (j), (i) for purposes of paragraphs (e), (f), (h), (k) and (l) of this Section 6 the Executive Participant shall be deemed to have made a complete withdrawal of the funds in his Grantor Trust and Segregated Account at such time, (ii) no further contributions shall be made thereafter by the Company to the Executive Participant's Grantor Trust or Segregated Account until the time of the Executive Participant's termination of employment, at which time the final

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contribution or payment described in paragraph (e) of this Section 6 may be made by the Company, and (iii) no further payments pursuant to paragraph
(h) of this Section 6 shall be made with respect to income of the Grantor Trust or Segregated Account. The Compensation and Stock Option Committee of American Brands, Inc. in the case of an Executive Participant who is the Chief Executive Officer of the Company, and the Corporate Employee Benefits Committee of American Brands, Inc. in the case of all other Executive Participants, may determine, however, that, on the basis of hardship, (A) the Executive Participant shall not be deemed to have withdrawn any amounts not actually withdrawn, and payments pursuant to paragraph (h) of this
Section 6 shall continue to be made with respect to income of the Executive Participant's Grantor Trust or Segregated Account on amounts so determined not deemed to have been withdrawn, and also may determine (independently of any determination pursuant to clause (A) of this sentence) that (B) notwithstanding such withdrawal, contributions by the Company to the Executive Participant's Grantor Trust or Segregated Account shall continue to be made thereafter, as provided in paragraph (e) of this Section 6, until the time of the Executive Participant's termination of employment.

          (k) Benefits payable to an Executive Participant or Surviving Spouse or other beneficiary under Sections 3 and 4 shall be offset by the pre-tax equivalent of amounts in the Executive Participant's Grantor Trust and Segregated Account at the time of the Executive Participant's termination of employment (except for any amounts which are attributable to amounts deemed withdrawn previously pursuant to paragraph (j) of this
Section 6 and the income earned thereon), including any final contribution or payment pursuant to paragraph (e) of this Section 6, and by the present value of the pre-tax equivalent of any amounts withdrawn or deemed withdrawn by the Executive Participant from his Grantor Trust or Segregated Account, plus the amounts of income which would have been earned on such withdrawn amounts from the time of withdrawal until the time of termination of employment, calculated by applying an earnings rate equal to the after tax equivalent of l20% of the applicable monthly immediate annuity purchase interest rate which would be used by the Pension Benefit Guaranty Corporation from time to time during such periods for the purpose of determining the present value of a single sum distribution on plan termination.

          (l) The Grantor Trust of an Executive Participant shall terminate upon the actual or deemed withdrawal by the Executive Participant of all amounts in the Grantor Trust and in his Segregated Account. The Grantor Trust also shall terminate upon the expiration of sixty (60) days following the termination of employment of the Executive Participant, unless continued by agreement between the Executive Participant and the Trustee.

          (m) Upon the making of the final contribution or other payment pursuant to paragraph (e) of this Section 6, and the payment pursuant to paragraph (h) of this Section 6 in respect of additional taxes resulting from such final contribution or payment, the Company shall have no further liability for benefits otherwise payable under Sections 3 and 4 to the Executive Participant or his Surviving Spouse, estate or other beneficiaries.

          (n) The provisions of this Section 6 shall supersede the provisions of any other Section of this Plan to the extent such other

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provisions might be considered to conflict with the provisions of this
Section 6.

          Section 7. Supplemental Tax Deferred Amounts And Related Company Matching Awards.

          (a) A Highly Compensated Employee or Executive Participant who is a participant in the Profit-Sharing Plan and whose Tax Deferred Contributions are limited by the 40l(a)(17) Limitations may elect that the Company reduce his compensation and credit him with a supplemental tax deferred amount under this Plan for any Plan Year equal to the difference between (i) an amount up to the maximum Tax Deferred Contribution that the Highly Compensated Employee or Executive Participant could have elected to be made to the Profit-Sharing Plan but for the 40l(a)(17) Limitations and
(ii) the maximum Tax Deferred Contribution that the Highly Compensated Employee or Executive Participant could have elected to be made to the Profit-Sharing Plan with his compensation subject to the 40l(a)(17) Limitations; provided that the sum of the Tax Deferred Contributions to the Profit-Sharing Plan and the supplemental tax deferred amount credited under this Plan for a Highly Compensated Employee or Executive Participant for any Plan Year shall not exceed the 402(g) Limitation for such Plan Year.

          (b) A Highly Compensated Employee or Executive Participant who is credited with a supplemental tax deferred amount under Section 7(a) shall also be credited with a related Company matching award equal to his supplemental tax deferred amount for any Plan Year.

          (c) An election by a Highly Compensated Employee or Executive Participant pursuant to paragraph (a) must be made by filing a form approved by the Committee with the Committee no later than the beginning of the Plan Year for which the election is to be effective specifying the supplemental tax deferred amount elected; provided that if a Highly Compensated Employee or Executive Participant does not become eligible to elect Tax Deferred Contributions to the Profit-Sharing Plan until after the first day of a Plan Year, the Highly Compensated Employee or Executive Participant may file his election pursuant to paragraph (a) for such Plan Year with the Committee no later than the effective date of the Highly Compensated Employee's or Executive Participant's eligibility to make Tax Deferred Contributions. An election pursuant to this paragraph will continue in effect for subsequent Plan Years unless changed by the Highly Compensated Employee or Executive Participant by filing a form approved by the Committee with the Committee prior to the beginning of the Plan Year for which such change is to be effective. The election shall be irrevocable for any Plan Year.

          (d) The supplemental tax deferred amounts and Company matching awards pursuant to this Section 7 shall be deemed to have been made as of the first day of the Plan Year for which the election made pursuant to paragraph (c) is effective and shall be deemed to be thereafter invested in an interest bearing investment selected by the Committee. The amount of a Highly Compensated Employee's or Executive Participant's supplemental tax deferred amounts and related Company matching award benefits under this Plan shall be the aggregate amount of such awards together with any deemed investment gain thereon and less any deemed investment loss.



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          (e)  Supplemental tax deferred amounts and related Company matching awards under this Plan and deemed investment gain thereon shall be fully vested and nonforfeitable.

          (f) Benefits under this Section 7 shall be paid by a single sum cash payment as soon as practicable following termination of employment.

          (g) A Highly Compensated Employee or Executive Participant may designate a beneficiary to receive the unpaid portion of his supplemental tax deferred contribution amounts and related Company matching award benefits in the event of his death. The designation shall be made in a writing filed with the Committee on a form approved by it and signed by the Highly Compensated Employee or Executive Participant. If no effective designation of beneficiary shall be on file with the Committee when benefits under this Section 7 would otherwise be distributable to a beneficiary, then such benefits shall be distributed to the spouse of the Highly Compensated Employee or Executive Participant or if there is no spouse, to the executor of the will or the administrator of his estate or, if no such executor or administrator shall be appointed within six months after his death, the Committee shall direct that distribution be made, in such shares as the Committee shall determine, to the child, parent or other blood relative of such Highly Compensated Employee or Executive Participant or to such other person or persons as the Committee may determine.

          Section 8. Administration. This Plan shall be administered by the Committee. All decisions and interpretations of the Committee shall be conclusive and binding on the Company and Highly Compensated Employees and Executive Participants. The Plan may be amended or terminated by the Board of Directors of ACCO World Corporation at any time; provided, however, that no such amendment or termination shall deprive any Highly Compensated Employee or Executive Participant of supplemental retirement benefits accrued to the date of such amendment or termination or modify the last three sentences of Section 5 in a manner adverse to any Executive Participant. The Committee shall maintain records of supplemental profit-sharing awards and supplemental tax deferred amounts and related Company matching awards pursuant to Section 7 and the assumed investment thereof and records for the calculation of supplemental retirement benefits.

          Section 9. Nonassignability. No Highly Compensated Employee or Executive Participant or Surviving Spouse or beneficiary shall have the right to assign, pledge or otherwise dispose of any benefits payable to him hereunder nor shall any benefit hereunder be subject to garnishment, attachment, transfer by operation of law, or any legal process.














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